UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry into a Material Definitive Agreement.

On July 22, 2019 (the “Effective Date”), Jounce Therapeutics, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Celgene Corporation and Celgene RIVOT LLC (collectively, “Celgene”) to license certain intellectual property of the Company to Celgene. Pursuant to the License Agreement, the Company granted to Celgene a worldwide and exclusive license to develop, manufacture and commercialize JTX-8064 and certain derivatives thereof (an “Initial Licensed Compound”), as well as any antibody (other than the Initial Licensed Compound) or other biologic controlled by the Company as of the Effective Date that is specifically directed to the LILRB2 receptor (“LILRB2”) (the “Licensed Compounds”).

The License Agreement provides Celgene with the sole right, at its sole cost and expense, to develop, seek regulatory approval for, manufacture and commercialize the Licensed Compounds and any product that comprises a Licensed Compound (each a “Licensed Product”) for all uses and purposes. Celgene is obligated to use commercially reasonable efforts to develop, seek regulatory approval for and commercialize at least one Licensed Product comprising or incorporating the Initial Licensed Compound (any such Licensed Product, an “Initial Licensed Product”). During the term of the license, the Company is prohibited from developing, manufacturing or commercializing any product, other than Licensed Products, that contains an antibody or other biologic that is specifically directed to LILRB2 or any related antibody or related biologic.

Pursuant to the terms of the License Agreement, Celgene is required to make a one-time, upfront payment of $50.0 million to the Company. The Company is also entitled to receive payments from Celgene upon the achievement of specified clinical, regulatory and sales milestones by the first Initial Licensed Product to achieve such milestones, including potential clinical and regulatory milestone payments up to an aggregate total of $180.0 million and potential sales milestone payments up to an aggregate total of $300.0 million.

Celgene also agreed to pay the Company royalties at percentage rates ranging from mid-single-digits to low-double-digits, based on future annual net sales of the Initial Licensed Products, on an Initial Licensed Product-by-Initial Licensed Product and country-by-country basis until the later of (i) the date on which there are no longer any valid composition of matter or method of use claims within the Company’s patents or patents jointly owned by the Company and Celgene related to the Initial Licensed Product in such country and (ii) the twelve-year anniversary of the date of the first commercial sale of the first Initial Licensed Product in such country (the “Royalty Term”). Royalty payments may be reduced in specified circumstances, including payments required to be made by Celgene to third parties to acquire patent rights, up to an aggregate minimum floor, or may be reduced upon the occurrence of certain specified events, including certain compulsory licenses, or if associated with a Licensed Product that is not an Initial Licensed Product.

Unless terminated earlier in accordance with its terms, the License Agreement provides that it will expire (i) on an Initial Licensed Product-by-Initial Licensed Product and country-by-country basis on the date of the expiration of the Royalty Term with respect to such Initial Licensed Product in such country and (ii) in its entirety upon the expiration of all applicable Royalty Terms with respect to the Initial Licensed Products in all countries, following which the applicable licenses under the License Agreement will become fully paid-up, perpetual, irrevocable and royalty-free.

Celgene may terminate the License Agreement for convenience, in its sole discretion, in its entirety or on a Licensed Product-by-Licensed Product or country-by-country basis, at any time with prior written notice to the Company. The License Agreement may be terminated in its entirety or on a Licensed Product-by-Licensed Product or country-by-country basis by either the Company or Celgene upon the uncured material breach of the other party. If the material breach relates solely to a particular Licensed Product, the non-breaching party may only terminate the License Agreement with respect to such Licensed Product. Either the Company or Celgene may terminate the License Agreement in the event of the bankruptcy or insolvency of the other party. The License Agreement provides that upon termination by Celgene for material breach with respect for a Licensed Product, Celgene will be released from its development, manufacturing and commercialization obligations with respect to such Licensed Product. Upon termination by the Company due to Celgene’s material breach or by Celgene for convenience, the licenses granted by the Company under the License Agreement will terminate and Celgene will grant to the Company, subject to negotiation regarding economic terms, a non-exclusive, worldwide license to develop, manufacture and commercialize the terminated Licensed Products.

The License Agreement also contains customary representations, warranties and covenants, confidentiality provisions and indemnification obligations.

Celgene Switzerland LLC, an affiliate of Celgene, reported that it holds 3,456,463 shares of the Company’s common stock on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2017. The information included in Item 1.02 below is incorporated into this Item 1.01 by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the entry into the License Agreement, on July 22, 2019 the Company, Celgene Corporation and Celgene RIVOT LLC also entered into a Termination Agreement (the “Termination Agreement”) terminating the Master Research and Collaboration Agreement between the Company, Celgene Corporation and Celgene RIVOT LLC dated as of July 18, 2016. The Termination Agreement is effective as of the Effective Date.

The information included in Item 1.01 above is incorporated into this Item 1.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: July 23, 2019	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer